Exhibit 99.4

POLYPORE, INC.

EXCHANGE OFFER TO HOLDERS OF ITS
$225,000,000 PRINCIPAL AMOUNT OF ITS 8 3/4% SENIOR SUBORDINATED
DOLLAR NOTES DUE 2012
AND
€150,000,000 PRINCIPAL AMOUNT OF ITS 8 3/4% SENIOR SUBORDINATED EURO
NOTES DUE 2012

NOTICE OF GUARANTEED DELIVERY

        As set forth in the Prospectus, dated                        , 2004 (as the same may be amended or supplemented from time to time, the "Prospectus") of Polypore, Inc. (the "Company") under the heading "The exchange offers—How to tender" and in the Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Polypore, Inc. (the "Company") to exchange:

  •
  $225,000,000 in principal amount of its 8 3/4% Senior Subordinated Dollar Notes due 2012 for all of its outstanding 8 3/4% Senior Subordinated Dollar Notes due 2012, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Dollar Original Notes"); and

  •
  €150,000,000 in principal amount of its 8 3/4% Senior Subordinated Euro Notes due 2012 for all of its outstanding 8 3/4% Senior Subordinated Euro Notes due 2012, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Euro Original Notes" and together with the Dollar Original Notes, the "Original Notes").

        This form or one substantially equivalent hereto must be used to accept the Exchange Offer of the Company if the certificates for the Original Notes and all other documents required by the Letter of Transmittal cannot be delivered to the Exchange Agent (as defined below) on or prior to the Expiration Date (as defined in the Prospectus) or compliance with book-entry transfer procedures cannot be effected on a timely basis. Such form may be delivered by hand or transmitted by facsimile transmission, letter or courier to the Exchange Agent.

To:

THE BANK OF NEW YORK,
(the " Exchange Agent")

FOR THE DOLLAR ORIGINAL NOTES	FOR THE EURO ORIGINAL NOTES

By Mail, Hand or Courier: The Bank of New York Corporate Trust Department Reorganization Unit 101 Barclay Street Floor 7 East New York, New York 10286 Attention: Carolle Montreuil	By Mail, Hand or Courier: The Bank of New York, London Branch Corporate Trust Department Reorganization Unit 30 Cannon Street London EC4 M6XH England Attention: Julie McCarthy

By Facsimile: (212) 298-1915	By Facsimile: 44 207 964 7294

Confirm By Telephone: (212) 815-5920	Confirm By Telephone: 44 207 964 6513

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMITTAL OF THIS INSTRUMENT TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        Holders who wish to tender more than one series of Original Notes using the guaranteed delivery procedures described in the Prospectus and Letter of Transmittal should complete separate Notices of Guaranteed Delivery for each of the Dollar Original Notes and Euro Original Notes.

        Ladies and Gentlemen:

        The undersigned hereby tenders to the Company, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which are hereby acknowledged, the principal amount of the Original Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus and the Letter of Transmittal.

Principal Amount of Original Notes Tendered:		Sign Here
Signatures(s):

Certificate Nos. (if available):

Please Print the Following Information:

Total Principal Amount Represented by Original Notes Certificate(s):		Name(s):

Address:

If Original Notes will be delivered by book-entry transfer at the Depository Trust Company, insert:
Account Number:		Area Code and Tel. No(s):

Dated:	, 2004

GUARANTEE

        The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, is being made within three business days after the date of execution of a Notice of Guaranteed Delivery of the above-named person.

Name of Firm:

Authorized Signature:

Number and Street or P.O. Box:

City:	State:	Zip Code:

Area Code and Tel. No.:

Dated:	, 2004